Exhibit 1.1

FERROGLOBE PLC
Ordinary Shares
Having an Aggregate Offering Price of up to
$100,000,000
Equity Distribution Agreement

October 6, 2021

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Ferroglobe PLC, a public limited company organized under the laws of England and Wales (the “Company”), confirms its agreement (this “Agreement”) with each of B. Riley Securities, Inc. and Cantor Fitzgerald & Co. as sales agents and/or principal under any Terms Agreement (in any such capacity, each an “Agent” and collectively, the “Agent”). The Company proposes to issue, offer and sell to or through the Agents, in the manner and subject to the terms and conditions set forth herein to $100,000,000 aggregate gross proceeds (the “Maximum Amount”) of ordinary shares of the Company’s common stock, par value $0.01 per share (the “Ordinary Shares”). For avoidance of doubt, the capitalized term “Ordinary Shares” as used in this Agreement refers only to the Ordinary Shares to be sold pursuant to this Agreement. The issuance and sale of Ordinary Shares through the Agents will be effected pursuant to a Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 10, 2021, as amended on June 11, 2021 and that was declared effective by the Commission on June 15, 2021, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Ordinary Shares.

The Company and the Agents agree as follows:

1.            Appointment as Agents. For purposes of selling the Ordinary Shares through the Agents, the Company hereby appoints the Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Ordinary Shares from the Company pursuant to this Agreement and the Agents agree to use their reasonable efforts to solicit purchases of the Ordinary Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Ordinary Shares directly to the Agents as principals, the Company will authorize entry into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 20 hereof.

2.            Representations and Warranties. The Company represents and warrants to, and agrees with the Agents that:

(a)            A registration statement on Form F-3 (File No. 333-255973), including a prospectus (hereinafter referred to as the “Base Prospectus”) in respect of the Ordinary Shares, has been declared effective by the Commission not earlier than three years prior to the date hereof; the Base Prospectus and any post-effective amendment thereto, each in the form heretofore delivered to the Agents, have been declared effective by the Commission in such form. Such registration statement, as amended, entered into in connection with a specific offering of the Ordinary Shares and including any documents incorporated by reference therein, including exhibits (other than any Form T-1) and financial statements and any prospectus supplement relating to the Ordinary Shares that is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act (as such term is defined herein) and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”. The Company meets the requirements of the Act for the use of the Form F-3. No stop order suspending the effectiveness of the Registration Statement, any part thereof or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The prospectus supplement which describes the Ordinary Shares and the offering thereof is hereinafter called the “Prospectus Supplement”. Such Prospectus Supplement, in the form first filed pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof, and supplementing the Base Prospectus, is hereinafter called the “Prospectus”. Any reference herein to the Base Prospectus, Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Ordinary Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act (as such term is defined herein), and incorporated therein, in each case after the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Ordinary Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b)            No order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein. For purposes of this Agreement, the only information furnished shall be the information in paragraph nine (9) under the heading “Plan of Distribution,” in each case contained in the Prospectus (the “Agents Information”);

(c)            The Prospectus, as of each Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of the relevant Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein;

(d)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of any Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein;

(e)            The Company (i) has not alone engaged in any Testing the Waters Communication and (ii) has not authorized anyone to engage in Testing the Waters Communications. The Company has not distributed or approved for distribution any Written Testing the Waters Communications. “Testing the Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. “Written Testing the Waters Communication” means any Testing the Waters Communication that is a written communication within the meaning of rule 405 under the Act;

(f)            Neither the Company nor any of its subsidiaries have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change on the condition (financial or otherwise), net worth, earnings, prospects, cash flows, business or results of operations or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Company, otherwise than as set forth or contemplated in the Prospectus;

(g)            Except as set forth in the Registration Statement or the Prospectus or such as in the aggregate does not currently result in, and is not reasonably expected in the future to result in, a Material Adverse Effect, the Company and each of its Subsidiaries have good and marketable title to their respective owned interests in real property (“Owned Property”) other than Mining Rights (as defined below) free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (collectively, “Liens”), other than any Liens described in the Registration Statement or the Prospectus. No real property owned, leased, licensed, or used by the Company or any subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any such Subsidiary as presently conducted, except as may be described in the Registration Statement and the Prospectus or such as in the aggregate does not currently result in, and is not reasonably expected in the future to result in, a Material Adverse Effect. The Company and each of its subsidiaries have such consents, easements, rights of way or licenses from any person (“rights-of-way”) as are necessary to enable the Company and each of its Subsidiaries to conduct its business as currently conducted, in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Mining Rights” means, without limitation, freehold title, fee title, leases, concessions, patented mining claims and millsites, unpatented mining claims and millsites, prospecting and exploration rights, mining and mineral rights, in respect of the Material Properties, or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located;

(h)            The Mining Rights of the Company are in good standing, are valid, subsisting and enforceable, other than as set out in the Registration Statement and Prospectus, except where the invalidity of any of the applicable Mining Rights would not have a Material Adverse Effect (and provided that nothing in this Agreement shall be deemed a representation (a) that any of the Mining Rights contains a discovery of valuable minerals, (b) as to the validity of any of Mining Rights comprising unpatented millsites, or (c) that the Company or any subsidiary has established or is maintaining pedis possessio rights with respect to any of the Mining Rights), and, other than as set forth in the Registration Statement and Prospectus, are free and clear of any material Liens or charges.  Other than as set out in the Registration Statement and Prospectus, no material commission, royalty, license fee or similar payment is payable in respect of any of them. No other material property rights are necessary for the conduct of the Company’s business as currently carried on as of the date hereof; and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights. The Company is the holder of all material Mining Rights necessary to carry on the activities of the Company as currently conducted. Mining Rights held by the Company cover the areas required by the Company for such purposes.

(i)            Any and all of the mining agreements and other documents and instruments pursuant to which the Company holds mining rights are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company is not in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company.

(j)            All claim maintenance fees required to be paid in relation to the material unpatented mining claims and millsites of the Company and the subsidiaries in order to maintain their respective interests therein, if any, have been paid to date and the Company and each of the Subsidiaries has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard, except in respect of unpatented mining claims and millsites that the Company or any of the Subsidiaries intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect.

(k)            All mining operations on the properties of the Company and the Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with in all material respects.

(l)            The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) have been duly formed or incorporated and is validly existing as a public limited company, corporation, limited partnership, limited liability company, or other entity, as applicable, in good standing under the laws of its respective jurisdiction of formation or incorporation, to the extent the concept of good standing is applicable in such jurisdiction, with all corporate, limited partnership, limited liability company or other entity power and authority, as applicable, to own or lease and to operate its properties currently owned or leased or to be owned or leased at each Time of Delivery, Settlement Date and Representation Date and to conduct its business as currently conducted or as to be conducted at each Time of Delivery, Settlement Date and Representation Date, in each case as described in the Prospectus, except where the failure to be so qualified or in good standing and to have such power or authority would not, individually or in the aggregate, result in a Material Adverse Effect. Each of the Significant Subsidiaries of the Company is, and at the each Time of Delivery, Settlement Date and Representation Date will be, (i) duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, and (ii) is in good standing under the laws of each jurisdictions, to the extent the concept of good standing is applicable in such jurisdiction, that requires, and at the each Time of Delivery, Settlement Date and Representation Date will require, such qualification or registration except to the extent that a lack of such qualification would not, individually or in the aggregate, have a Material Adverse Effect;

(m)            At each Settlement Date and each Time of Delivery, if any, the Ordinary Shares to be sold by the Company pursuant to this Agreement and any Terms Agreement have been duly authorized for issuance and sale to the Agents in accordance with this Agreement or such Terms Agreement, as applicable, and when issued and delivered by the Company pursuant to this Agreement or such Terms Agreement, against payment of the consideration set forth in Section 3(a)(v) or such Terms Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the information in the Prospectus and to the description of such Ordinary Shares contained in the Prospectus; the shareholders of the Company do not and will not have preemptive rights with respect to the Ordinary Shares that have not been waived; and none of the outstanding Ordinary Shares of the Company have been issued in violation of any preemptive or similar rights of any security holder;

(n)            The issue and sale of the Ordinary Shares and the execution, delivery and performance of the terms of the Operative Agreements by the Company, and the consummation of the transactions set forth therein by the Company (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or require the consent of any person, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the property or assets of the Company or any of its subsidiaries is subject; and (ii) will not result in any violation of (A) the Articles of Association, charter, bylaws or similar organization documents, as applicable, of the Company or any of its subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company and any of its subsidiaries or any of their respective properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Ordinary Shares or the consummation by the Company of the transactions contemplated by this Agreement or any Terms Agreement, except the registration under the Act of the Ordinary Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Ordinary Shares by the Agents, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to accelerate the due date of any payment of, or to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company (for the avoidance of doubt, Debt Repayment Triggering Event excludes any put right that is not triggered by the occurrence of an extraordinary event);

(o)            Except as disclosed in the Prospectus, neither the Company nor any of its Significant Subsidiaries is (i) in violation of its organizational or governing documents, (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby;

(p)            No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash distributions to any of the other subsidiaries of the Company, from making any other distribution on its equity securities, or from transferring any of its property or assets to any the other subsidiaries of the Company, except as described in the Prospectus;

(q)            There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Ordinary Shares pursuant to this Agreement or any Terms Agreement;

(r)            The statements set forth or incorporated by reference in the Prospectus under the captions “Distributions and Dividends”, “Description of Share Capital and Articles of Association”, “Taxation—Taxation in the United States”, and “Taxation—Taxation in the United Kingdom”, insofar as such statements purport to summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown;

(s)            There are no business relationships or transactions with related parties involving the Company or any of its subsidiaries required to be described in the Registration Statement and the Prospectus which have not been described as required or through incorporation by reference therein;

(t)            As of the effective date of the Prospectus, any statistical and market-related data included in the Prospectus is based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(u)            No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(v)            Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any subsidiary is a party or of which any property of the Company is the subject or, which, if determined adversely to any such entity, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(w)            Other than as set forth in the Prospectus, (A)(i) neither the Company nor any of its subsidiaries are in violation of any statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources or to health and safety as such relates to exposure to Hazardous Substances (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, operates or leases any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment at any location, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and each of its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except, in the case covered by clause (i) - (vi), as would not individually or in the aggregate have a Material Adverse Effect; and (B) to the Company’s knowledge, there are no (i) facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against, the Company pursuant to any Environmental Law that would have a Material Adverse Effect or (ii) requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and metals and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws;

(x)            Other than as set forth in the Prospectus, the Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities as necessary for the Company to conduct its business as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(y)            The Company and each of its subsidiaries owns or possesses, or holds a right or license to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(z)            Other than as set forth in the Prospectus, no material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries that would have a Material Adverse Effect exists or, to the Company’s knowledge, is threatened or contemplated;

(aa)      The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(bb)      The Company has no off-balance sheet arrangements, except as described in the Registration Statement and the Prospectus;

(cc)      (A) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of the directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Company or any of its subsidiaries knowingly does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such Sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Ordinary Shares contemplated hereby will not, directly or indirectly, be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such Sanctions; and (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Ordinary Shares contemplated hereby that is inconsistent with any of the representations and obligations under clause (C) of this paragraph or in the Registration Statement or Prospectus;

(dd)      Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any directors, executive officers, affiliates, employees or agents or other persons associated with or acting on behalf of the Company, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of any applicable law; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(ee)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ff)      As of the effective date of the Registration Statement, the Company, each of its subsidiaries and, to the knowledge of the Company, the officers and directors of the Company, in their capacities as such, were, and at each Settlement Date and each Representation Date will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are then in effect and with which any of them is required to comply, including Section 402 related to loans;

(gg)      There are no restrictions on subsequent transfers of the Ordinary Shares under the laws of England and Wales;

(hh)      Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the securities registered pursuant to the Registration Statement;

(ii)            The Ordinary Shares are listed on the Nasdaq Capital Market (the “Nasdaq”), and have been authorized for listing on the Nasdaq, subject to official notice of issuance;

(jj)      The Company has taken all necessary actions to comply with all applicable corporate governance requirements of the Nasdaq that are applicable to the Company, except for such requirements that have been waived and disclosed in the Prospectus;

(kk)      The Company has not taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares;

(ll)      The Company is not and, after giving effect to the offering and sale of the Ordinary Shares pursuant to this Agreement or any Terms Agreement and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (“1940 Act”);

(mm)      At the time of filing the Registration Statement and as of each Applicable Time, the Company was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

(nn)      As described in the Registration Statement and subject to the limitations and restrictions described therein, the Company believes that the Company should not be a “passive foreign investment company” (“PFIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”);

(oo)            The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(pp)      Deloitte S.L., who has certified certain financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(qq)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with international financial reporting standards as adopted by the International Accounting Standards Board (“IFRS”) and such system will comply in all material respects with the requirements of the Exchange Act when so required. Except as set forth in the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(rr)      Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ss)      The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(tt)      The financial statements of the Company included or incorporated by reference in the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Prospectus. Any pro forma financial information included or incorporated by reference in the Prospectus complies as to form with the applicable accounting requirements of Regulation S-X under the Act and includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet included in the Prospectus. All disclosures contained in the Prospectus or incorporated by reference therein regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable; and

(uu)      The Company and its subsidiaries have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the Prospectus, the Company has paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Agents in connection with the sale and delivery by the Company of the Ordinary Shares to or for the account of the Agents or the sale and delivery by the Agents of the Ordinary Shares to the initial purchasers thereof.

3.            Sale and Delivery of Shares.

(a)            Sale of Ordinary Shares by Agents, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Ordinary Shares from time to time through the Agents, acting as sales agents, and the Agents agree to use their reasonable efforts to sell, as sales agents for the Company, such Ordinary Shares on the following terms.

(i)            The Ordinary Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agents on any day that (A) is a trading day for the Nasdaq (such day, a “Trading Day”), (B) the Company has instructed the Agents by telephone (confirmed promptly by electronic mail) to make such sales and (C) the conditions to the obligations of the Agents set forth under Section 6 of this Agreement have been satisfied; provided that the Company shall not request sales during any period in which the Company is in possession of material non-public information. The Company will designate the maximum amount of the Ordinary Shares to be sold by the Agents daily as agreed to by the Agents (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share at which such Ordinary Shares may be sold. Subject to the terms and conditions hereof, the Agents shall use their reasonable efforts to sell on a particular day all of the Ordinary Shares designated for sale by the Company on such day. In any event, the Agents cannot and will not sell fractional Ordinary Shares.

(ii)            The Company acknowledges and agrees that (A) there can be no assurance that the Agents will be successful in selling the Ordinary Shares, (B) the Agents will incur no liability or obligation to the Company or any other person or entity if it does not sell Ordinary Shares for any reason other than a failure by the Agents to use their reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell such Ordinary Shares as required under this Agreement, and (C) the Agents shall be under no obligation to purchase Ordinary Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agents and the Company in a Terms Agreement.

(iii)            The Company shall not authorize the issuance and sale of, and the Agents shall not sell, any Ordinary Share at a price lower than the minimum price therefor designated, if any, from time to time by the Board, a duly authorized committee thereof or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof and notified to the Agents in writing. The Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Ordinary Shares hereunder for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Ordinary Shares sold hereunder prior to the giving of such notice. During any such period of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(k) - 4(o) and Section 4(q), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 2 or 4 hereof, or be obligated to conduct any due diligence session as referred to in Section 4(r) until the termination of the suspension and the recommencement of the offering of the Ordinary Shares pursuant to this Agreement (which termination of suspension shall constitute a Representation Date, as defined in Section 4(k)).

(iv)            The Agents hereby covenant and agree not to make any sales of the Ordinary Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the Nasdaq that qualify for delivery of a Prospectus to the Nasdaq in accordance with Rule 153 under the Act and (B) such other sales of the Ordinary Shares on behalf of the Company in their capacity as agents of the Company as shall be agreed by the Company and the Agents.

(v)            The compensation to the Agents for sales of the Ordinary Shares with respect to which the Agents act as sales agents under this Agreement shall be at a mutually agreed rate between the Company and the applicable Agent, not to exceed 3.0% of the gross sales price of the Ordinary Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection 3(a)(vi) below. The foregoing rate of compensation shall not apply when the Agents act as principals, in which case the Company may sell Ordinary Shares to the Agents as principals at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Ordinary Shares (the “Net Proceeds”). The Agents shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made, and shall provide an itemization of any such deductions to the Company.

(vi)            The Agents shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the Nasdaq each day in which the Ordinary Shares are sold under this Section 3(a) setting forth the number of the Ordinary Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Agents with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Agents to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)         Settlement for sales of the Ordinary Shares pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Ordinary Shares sold through the Agents for settlement on such date shall be issued and delivered by the Company to the Agents against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Ordinary Shares. Settlement for all such Ordinary Shares shall be effected by free delivery of the Ordinary Shares to the Agents’ or the Agents’ designees’ account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the Company by federal funds wire transfer to the account designated by the Company. If the Company or its transfer agents (if applicable) shall default on its obligation to deliver the Ordinary Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agents any commission to which it would otherwise be entitled absent such default. If the Agents breach this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Ordinary Shares delivered by the Company, the Agents will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Agents. The applicable Net Proceeds on any Settlement Date shall be delivered by the Agents simultaneously with the Ordinary Shares delivered by the Company.

(viii)        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date; provided that all such representations and warranties shall be deemed modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date. Any obligation of the Agents to use their reasonable efforts to sell the Ordinary Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)            Sale of Ordinary Shares by Agents, as Principals. If the Company wishes to issue and sell Ordinary Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If the Agents, acting as principal, wishes to accept such proposed terms (which they may decline to do for any reason in their sole discretion) or, following discussions with the Company wish to accept amended terms, the Agents and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Agents unless and until the Company and the Agents have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)            Terms Agreement. Each sale of the Ordinary Shares to the Agents shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Ordinary Shares to, and the purchase thereof by, the Agents. A Terms Agreement may also specify certain provisions relating to the reoffering of such Ordinary Shares by the Agents. The commitment of the Agents to purchase the Ordinary Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Ordinary Shares to be purchased by the Agents pursuant thereto, the price to be paid to the Company for such Ordinary Shares, any provisions relating to rights of, and default by, Agents acting together in the reoffering of the Ordinary Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Ordinary Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agents. No Terms Agreement may authorize the sale of fractional Ordinary Shares.

(d)            Limitation on Number and Amount of Ordinary Shares Sold. Under no circumstances shall the number and aggregate amount of the Ordinary Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number or amount of Ordinary Shares available for issuance under the currently effective Registration Statement, (iii) the maximum number or aggregate gross or net sales price of the Ordinary Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof or (iv) the aggregate offering price for Ordinary Shares available for sale under the Prospectus.

4.              Agreements. The Company agrees with the Agents that:

(a)            Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Ordinary Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement, in each case only to the extent relating to the Ordinary Shares to be issued and sold pursuant to this Agreement, unless the Company has furnished to the Agents a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object. The Company has properly completed the Prospectus, in a form approved by the Agents, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly advise the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Ordinary Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Ordinary Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to use promptly its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)            Notice of Material Change. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus, as amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Agents in such quantities as the Agents may reasonably request.

(c)            Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Ordinary Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the first sentence of Section 4(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agents in such quantities as the Agents may reasonably request.

(d)            Reports to Security Holders and Agents. As soon as reasonably practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering Analysis and Retrieval (EDGAR) System, to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)            Signed Copies of Registration Statement. The Company will furnish, or otherwise make available upon request, to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agents or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Agents may reasonably request.

(f)            Qualifications. The Company will cooperate with the Agents and their counsel, if necessary, to qualify the Ordinary Shares for sale under the laws of such jurisdictions as the Agents may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Ordinary Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject.

(g)           No Issuer Free Writing Prospectus. The Company agrees that, unless it obtains the prior written consent of the Agents, and each Agent agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Ordinary Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(h)           Limitation on Sale of Ordinary Shares. If sales of the Ordinary Shares have been made but not settled, or the Company has had outstanding with the Agents any instructions to sell the Ordinary Shares, in either case, within the prior five Business Days, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission (other than a registration statement on Form S-8, a post-effective amendment to the Registration Statement made in compliance with paragraph (a) of this Section 4 or a new “shelf” registration statement) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction without (i) giving the Agents at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agents suspending acting under this Agreement for such period of time requested by the Company or as deemed reasonably appropriate by the Agents in light of the proposed transaction; provided, however, that the Company may (i) issue and sell Ordinary Shares pursuant to this Agreement or any Terms Agreement, (ii) issue and sell Ordinary Shares pursuant to employee stock option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the Prospectus (as such plans may be amended, supplemented or replaced), or pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, (iii) issue Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Registration Statement and the Prospectus, and (iv) establish a trading plan pursuant to Rule 10b5-1 under the Act for the transfer of Ordinary Shares.

(i)            Market Stabilization. The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Ordinary Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Ordinary Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(j)            Notifications to Agents. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein.

(k)            Certificates. Upon commencement of the offering of the Ordinary Shares under this Agreement (and, to the extent not duplicative of a Representation Date (as defined below) referred to in (i) – (iv) below, upon the recommencement of the ability of the Company to offer Ordinary Shares under this Agreement upon the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclause (ii) below), (ii) the Company shall file an Annual Report on Form 20-F (the date of each such filing, and any date on which an amendment to any such document is filed, an “Annual Filing Date”), (iii) the Company files a Form 6-K containing interim financial data, or (iv) otherwise as the Agents may reasonably request upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i) - (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents within three Trading Days of such Representation Date if requested by the Agents or their counsel a certificate in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. Notwithstanding the foregoing or anything in this Agreement to the contrary, no Representation Date shall be deemed to occur during any period where either the Company or the Agents have suspended sales hereunder.

(l)            Opinion of Company Counsel. Within five (5) trading days of each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Cravath, Swaine & Moore LLP, U.S. counsel for the Company, dated and delivered the date of such Representation Date and addressed to the Agents, in form and substance satisfactory to the Agents, of the same tenor as the opinion provided in Annex II, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)          Opinion of Slaughter and May. Within five (5) trading days of each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Slaughter and May (or other counsel satisfactory to the Agents), special counsel on matters of English law for the Company, dated and delivered the date of such Representation Date and addressed to the Agents, in form and substance satisfactory to the Agents, of the same tenor as the opinion provided in Annex III, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)           Opinion of Agents Counsel. At each Representation Date, except in connection with Section 4(k)(iii), Duane Morris LLP, counsel to the Agents, shall deliver a written opinion, dated and delivered the date of such Representation Date and addressed to the Agents, in form and substance satisfactory to the Agents, with respect to the issuance and sale of the Ordinary Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(o)            Letters of Independent Accountant. Upon commencement of the offering of the Ordinary Shares under this Agreement (and upon the recommencement of the ability of the Company to offer Ordinary Shares under this Agreement upon the termination of a suspension of sales hereunder), and within five (5) trading days of each Representation Date, the Company shall cause Deloitte S.L. (or other independent accountants satisfactory to the Agents) forthwith, to furnish the Agents a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Agents, of the same tenor as the letters referred to in Section 6(e) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p)            Due Diligence. At each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request.

(q)            Agents Trading. The Company consents to the Agents trading in the Ordinary Shares for each of the Agents’ own account and for the account of its clients at the same time as sales of the Ordinary Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r)            Disclosures in Periodic Reports. At all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer of Ordinary Shares, the Company shall file its Annual Reports on Form 20-F within the period required under the Exchange Act setting forth consolidated financial statements and financial schedules of the Company and the subsidiaries of the Company, together with related notes, prepared in accordance with Regulation S-X under the Act and with IFRS consistently applied at the times and during the periods involved. The Company shall disclose in such Annual Reports on Form 20-F the number of Ordinary Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Ordinary Shares pursuant to this Agreement during the relevant period.

(s)            Failure of Certain Conditions. If, to the knowledge of the Company, the conditions set forth in Sections 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Ordinary Shares from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Ordinary Shares.

(t)            Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date; and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Ordinary Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented as of such date.

(u)            Sufficient Ordinary Shares for Issuance. The Company shall ensure that there are at all times sufficient Ordinary Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, of the maximum aggregate number of Ordinary Shares authorized for issuance by the Company pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Ordinary Shares to be listed for trading on the Nasdaq and to maintain such listing.

(v)            Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Ordinary Shares is required under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)            DTC. The Company shall cooperate with Agents and use their reasonable efforts to permit the Ordinary Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)            Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Ordinary Shares in the manner set forth in the Prospectus.

(y)            Investment Company; PFIC. For a period of four years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no subsidiary of the Company shall become required to register as an “investment company” under the 1940 Act. For a period of three years after any Settlement Date, the Company will use its commercially reasonable efforts to ensure that no subsidiary of the Company shall become a PFIC that would require action on the part of a shareholder to make an election to treat the PFIC as a “qualified electing fund” with respect to such shareholder.

(z)            PFIC Notice to Shareholders. If the Company notifies its shareholders that it or a subsidiary will be a PFIC, it will contemporaneously give similar notice to the Agents, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to each subsidiary of the Company that is a PFIC.

(aa)         Sales under this Agreement shall cease on June 15, 2024 unless and until the Company has filed a new prospectus supplement (the “New Prospectus Supplement”) relating to the Ordinary Shares to an effective subsequent registration statement on Form F-3 (the “Subsequent Registration Statement”), and has taken all other reasonable actions necessary or appropriate to permit the offering and sale of the Ordinary Shares to continue as contemplated in the expired registration statement relating to such Ordinary Shares and this Agreement. Upon effectiveness of the Subsequent Registration Statement and filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

5.             Payment of Expenses. The Company agrees to pay the costs, fees and expenses relating to the following matters: (i) the preparation, printing or reproduction and, if applicable, filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Ordinary Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Ordinary Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Ordinary Shares; (iv) the listing of the Ordinary Shares on the Nasdaq (including any supplemental listing application); (v) any registration or qualification of the Ordinary Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agents relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company’s representatives in connection with any presentations to prospective purchasers of the Ordinary Shares; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) all other costs, fees and expenses incident to the performance by the Company of its obligations hereunder and (ix) the reasonable and documented fees, disbursements and expenses of counsel for the Agents in connection with this Equity Distribution Agreement, the related prospectus supplement to be filed with the Commission on October 6, 2021 in an amount not to exceed $75,000 and ongoing services in connection with the transactions contemplated hereunder, not to exceed $5,000 per calendar quarter starting from the date of this Agreement. Notwithstanding anything to the contrary, except as expressly provided in this Section 5, or otherwise as agreed with the Company in writing, the Agents shall be responsible for any transfer taxes on resale of Ordinary Shares by them and any costs and expenses associated with this Agreement, any Terms Agreements, the transactions contemplated hereby and the sale and marketing of the Ordinary Shares.

6.              Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)            The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Ordinary Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened.

(b)            The Company shall have furnished or caused to be furnished the opinions and letters from its counsel and accountants as set forth in Section 4, on the dates as set forth in Section 4.

(c)            The Agents shall have received from Duane Morris LLP, counsel for the Agents, an opinion as set forth in Section 4(p), on the dates as set forth in Section 4, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)            The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate by the principal executive officer or principal financial officer of the Company, dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change on the condition (financial or otherwise), net worth, earnings, prospects, cash flows, business or results of operations or properties of the Company and its subsidiaries, taken as a whole, or any change in the share capital or long-term debt of the Company, otherwise than as set forth in or contemplated in the Prospectus, as amended or supplemented.

(e)            The Company shall have requested and caused Deloitte S.L. or other independent accountants satisfactory to the Agents) to have furnished to the Agents, on every date specified in Section 4(q) hereof, a comfort letter, dated respectively as of such date, in form and substance reasonably satisfactory to the Agents.

(f)            Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter referred to in Section 6(e) or (ii) any adverse change, or any development involving a prospective adverse change that would reasonably be expected to have a Material Adverse Effect, which, in the Agents’ opinion, would materially and adversely affect the market for Ordinary Shares.

(g)            Between the Execution Time and the time of any sale of Ordinary Shares through the Agents, there shall not have been any decrease in the rating of any of the debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) that is so material as to make it impracticable or inadvisable in the sole judgment of the Agents to proceed with the offering or delivery of the Ordinary Shares on the terms and in the manner contemplated in the Prospectus.

(h)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i)            Trading in the Ordinary Shares shall not have been suspended on the Nasdaq.

(j)            Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Ordinary Shares as contemplated herein, in any Terms Agreement, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents and counsel for the Agents, this Agreement and all obligations of the Agents hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Duane Morris LLP, counsel for the Agents, at 1540 Broadway, New York, NY 10036, or electronically to an address provided by it to the Company or their counsel, on each such date as provided in this Agreement.

7.              Indemnification and Contribution.

(a)            The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with any Agents Information.

(b)            Each Agent, severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Prospectus, Base Prospectus or Prospectus Supplement, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with Agents Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Ordinary Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total sales commissions received by the Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Ordinary Shares distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this subsection (d) to contribute are several and not joint.

(e)            The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agents within the meaning of the Act, each broker-dealer affiliate of any Agents and each director, officer, employee and agents of any Agents or broker-dealer affiliate of any Agents; and the obligations of the Agents under this Section 7 shall be in addition to any liability which the respective Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.              Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Ordinary Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Ordinary Shares have been sold through the Agents, then Section 4(u) shall remain in full force and effect, (ii) with respect to any pending sale of Ordinary Shares through the Agents, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12, 14, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           The Agents shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Ordinary Shares in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12, 14, 15, 16 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7, 9, 10, 12, 14, 15, 16 and 17 shall remain in full force and effect.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Ordinary Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)            In the case of any purchase of Ordinary Shares by the Agents pursuant to a Terms Agreement, the obligations of the Agents pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agents, by notice given to the Company prior to the Time of Delivery relating to such Ordinary Shares, if at any time prior to such delivery and payment (i) trading in the Ordinary Shares shall have been suspended by the Commission or the Nasdaq or trading in securities generally on the Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agents, impractical or inadvisable to proceed with the offering or delivery of the Ordinary Shares as contemplated by the Prospectus.

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, agents, broker-dealer affiliates or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Ordinary Shares.

10.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, e-mailed, delivered or telefaxed to: B. Riley Securities, Inc., 299 Park Avenue, 7th Floor, New York, NY 10171, Attention: General Counsel (email: atmdesk@brileyfin.com) and Cantor Fitzgerald & Co., 499 Park Avenue, New York, NY 10022, with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean M. Colucci (email: dmcolucci@duanemorris.com) ; or, if sent to the Company, will be mailed, e-mailed, delivered or telefaxed to the address of the Company set forth in the Registration Statement, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019-7475, Attn: Philip Boeckman; Sasha Rosenthal-Larrea (email: pboeckman@cravath.com; srosenthal-larrea@cravath.com).

11.            Successors and Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement has been and is made solely for the benefit of the Agents and the Company and, to the extent provided in Section 7 of this Agreement, the officers, directors, employees, agents, broker-dealer affiliates and controlling persons referred to in Section 7 and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

12.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Ordinary Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and any affiliate through which it may be acting, on the other, (b) the Agents are acting solely as sales agents and/or principals in connection with the purchase and sale of the Ordinary Shares and not as a fiduciary of the Company and (c) the Company’s engagement of the Agents in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agents have advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Agents have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transactions contemplated by this Agreement.

13.            Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Agents with respect to the subject matter hereof.

14.            Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Company agrees that any suit or proceeding arising in respect of this agreement or the engagement of the Agents will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

15.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

16.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agents that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agents of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agents that is a Covered Entity or a BHC Act Affiliate of such Agents becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agents are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

17.            Waiver of Jury Trial. The Company hereby irrevocably waived, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

18.            Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.            Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

20.            Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Ordinary Shares, the time of sale of such Ordinary Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Earnings Announcement” shall mean a press release or other public announcement of the Company containing its earnings, revenues or other results of operations for a quarterly or annual period.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Section 2(a) hereof.

“Operative Agreements” shall mean the agreements listed in Schedule I hereto.

“Prospectus” shall mean the prospectus, as defined in Section 2(a) hereof.

“Prospectus Supplement” shall mean the prospectus supplement, as defined in Section 2(a) hereof.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Ordinary Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.            The Company has appointed Globe Specialty Metals, Inc. as its authorized agents (the “Authorized Agents”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by any Agents, the directors, officers, employees and agents of any Agents, or by any person who controls any Agents, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agents has accepted such appointment and has agreed to act as said agents for service of process, and each of them agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agents shall be deemed, in every respect, effective service of process upon the Company.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Agents. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agents may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

Ferroglobe PLC

By:

By:	/s/ Javier López Madrid
	Name:	Javier López Madrid
	Title:	Director and Executive Chairman

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

By:	B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head Investment Banking

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

By:	CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
	Name:	Sage Kelly
	Title:	Global Head of Investment Banking

[Signature Page to Equity Distribution Agreement]

Schedule I

Operative Agreements

1.            This Agreement.

2.            Any Terms Agreement

Schedule I-1

Annex I

Ferroglobe PLC
Ordinary Shares
TERMS AGREEMENT

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, NY 10171

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Ferroglobe PLC, a public limited company organized under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated October 6, 2021 (the “Equity Distribution Agreement”), among the Company, B. Riley Securities, Inc. and Cantor Fitzgerald & Co. (the “Purchasers”) to issue and sell to the Purchasers the securities specified in Schedule 1 hereto (the “Purchased Ordinary Shares”) [, and solely for the purpose of covering over-allotments, to grant to the Purchasers the option to purchase the additional securities specified in the Schedule 1 hereto (the “Additional Ordinary Shares”)].

[The Purchasers shall have the right to purchase from the Company all or a portion of the Additional Ordinary Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Ordinary Shares, at the same purchase price per share to be paid by the Purchasers to the Company for the Purchased Ordinary Shares. This option may be exercised by the Purchasers at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Ordinary Shares as to which the option is being exercised, and the date and time when the Additional Ordinary Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule 1 hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Ordinary Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Ordinary Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Purchasers, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Ordinary Shares.

Annex I

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Ordinary Shares [and the Additional Ordinary Shares], in the form heretofore delivered to the Purchaser will be promptly filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Purchaser and the latter agree to purchase from the Company the number of the Purchased Ordinary Shares at the time and place and at the purchase price set forth in the Schedule 1 hereto.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Equity Distribution Agreement.

[Signature pages follow]

Annex I

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Purchasers and the Company.

Ferroglobe PLC

By:

By:
Name:
Title:

Annex I

ACCEPTED as of the date first written above

By:	[●]

By:
Name:
Title:

Annex I

Schedule 1 to Terms Agreement

Title of Purchased Ordinary Shares [and Additional Ordinary Shares]:
Common Stock
Number of Purchased Ordinary Shares:
[Number of Additional Ordinary Shares:]
[Price to Public:]
Purchase Price by Purchasers:
Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.
Method of Delivery:
Free delivery of the Ordinary Shares to the Purchasers’ accounts at The Depository Trust Company in return for payment of the purchase price.
Time of Delivery:
Closing Location:
Documents to be Delivered:
The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1) The opinions referred to in Sections 4(l)-4(m).
(2) The opinion referred to in Section 4(p).
(3) The accountant’s letter referred to in Section 4(q).
(4) The officers’ certificate referred to in Section 4(k).
(5) Such other documents as the Agents shall reasonably request.

Annex I-1